Exhibit 10.1

THE J. JILL GROUP, INC.
2004 Fall Season Special Bonus Plan

Purpose

The 2004 Fall Season Special Bonus Plan (the “Special Bonus Plan”) is designed to provide financial reward to the executive officers of The J. Jill Group, Inc. for their contributions toward the Company’s exceeding its financial targets for the 2004 Fall Season.

Participation

•                  A “Participating Employee” shall mean each of the following employees of the Company:  (i) the President and Chief Executive Officer; and (ii) any Executive Vice President.

•                  No Participating Employee shall be entitled to receive a bonus under the Special Bonus Plan unless the Participating Employee satisfies the eligibility criteria set forth below.

Eligibility Criteria

•                  A Participating Employee who has been notified that he or she is in “performance counseling” pursuant to the Company’s “Performance Improvement Process” at any time during the performance period will not be eligible for a bonus for the performance period.

•                  To be eligible to receive a bonus for the performance period, a Participating Employee must be actively employed for a minimum of three months in the performance period.  Time on leave does not count as active employment.

•                  To be eligible to receive a bonus for the performance period, a Participating Employee must be employed on the last day of the performance period.

Performance Period

This performance period for the Special Bonus Plan runs from June 27, 2004 to December 25, 2004.

Calculation of Bonus Payment

•                  Definitions:

•                  The “Bonus Percentage” for a Participating Employee shall be a percentage assigned to the Participating Employee for the purpose of calculating the Participating Employee’s bonus, if any, under the Special Bonus Plan.  Bonus Percentages shall be as follows:

Employee	Bonus Percentage
President and CEO	20%
Executive Vice President	10%

•                  Each “Bonus Unit” for a Participating Employee means the Participating Employee’s Bonus Percentage times the base salary paid to him or her for the performance period.

•                  “Earnings Per Share Percentage” for the performance period means a fraction, the numerator of which is the Company’s Preliminary Earnings Per Share for the performance period minus the Company’s Earnings Per Share Target for the performance period and the denominator of which is $0.35, expressed as a percentage.  If the Earnings Per Share Percentage for the performance period would be a negative number, the Earnings Per Share Percentage for the performance period shall be 0.

•                  “Earnings Per Share Target” for the performance period means the Company’s fully diluted earnings per share target for the performance period as set forth in the Company’s 2004 Financial Plan.

•                  “Preliminary Earnings Per Share” for the performance period means the amount the Company’s fully diluted earnings per share for the performance period would be if no bonuses under the Special Bonus Plan were paid for the performance period.

•                  If the Company’s Preliminary Earnings Per Share for the performance period are less than or equal to the Company’s Earnings Per Share Target for the performance period, no bonuses shall be paid under the Special Bonus Plan.

•                  If the Company’s Preliminary Earnings Per Share for the performance period are greater than the Company’s Earnings Per Share Target for the performance period, each eligible Participating Employee shall receive a bonus under the Special Bonus Plan as follows:

2

Earnings Per Share Percentage	Number of Special Bonus Units
Less than 20%	0
At least 20% but less than 40%	1
At least 40% but less than 60%	2
At least 60% but less than 80%	3
At least 80% but less than 100%	4
100% or more	5

Additional Bonuses

Nothing in this Special Bonus Plan shall be deemed to limit the authority of the Compensation Committee or the President and CEO to award additional bonuses outside the Special Bonus Plan in their discretion.

Payments

Bonus payments will be made promptly following the close of the performance period.

Example

Assume the Participating Employee’s annual base salary is $400,000, his or her Bonus Percentage is 10%, and the Company’s Earnings Per Share Ratio for the performance period is 33%:

Base Salary	Salary for Performance Period	Bonus %	EPS %	Bonus Units	Bonus Amount
$400,000	$200,000	10%	33%	1	$20,000